Exhibit 4.2

Execution Version

AMENDED AND RESTATED

FIRST LIEN PLEDGE AND SECURITY AGREEMENT

made by

MCDERMOTT INTERNATIONAL, INC.

and certain of its Subsidiaries

in favor of

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,

as Administrative Agent and Collateral Agent

Dated June 30, 2017

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TABLE OF CONTENTS

(CONTINUED)

5.12.	Commercial Tort Claims	29
5.13.	Deposit Accounts	30
5.14.	Financial Assets	30

SECTION 6.	REMEDIAL PROVISIONS	30

6.1.	Certain Matters Relating to Receivables	30
6.2.	Communications with Obligors; Grantors Remain Liable	31
6.3.	Pledged Securities	31
6.4.	Proceeds to be Turned Over to Collateral Agent	32
6.5.	Application of Proceeds	33
6.6.	Code and Other Remedies	33
6.7.	Private Sales, etc.	35
6.8.	Deficiency	35
6.9.	Deposit Accounts/Securities Accounts	36

SECTION 7.	THE COLLATERAL AGENT	36

7.1.	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	36
7.2.	Duty of Collateral Agent	38
7.3.	Execution of Financing Statements	38
7.4.	Authority of Collateral Agent	38
7.5.	Appointment of Co-Collateral Agents	38

SECTION 8.	MISCELLANEOUS	39

8.1.	Amendments in Writing	39
8.2.	Notices	39
8.3.	No Waiver by Course of Conduct; Cumulative Remedies	39
8.4.	Enforcement Expenses; Indemnification	39
8.5.	Successors and Assigns	40
8.6.	Set-Off	40
8.7.	Counterparts	40
8.8.	Severability	41
8.9.	Section Headings	41
8.10.	Integration	41
8.11.	APPLICABLE LAW	41
8.12.	Submission to Jurisdiction; Waivers	41
8.13.	Acknowledgments	42
8.14.	Additional Grantors	42
8.15.	Releases	42
8.16.	WAIVER OF JURY TRIAL	43
8.17.	Riders for Non-U.S. Jurisdictions	43
8.18.	Amendment and Restatement; Confirmation of Liens	44

ii

TABLE OF CONTENTS

(CONTINUED)

SCHEDULE 4.3 — PERFECTED FIRST PRIORITY LIENS

SCHEDULE 4.4 — NAME; JURISDICTION OF ORGANIZATION, ETC.

SCHEDULE 4.5 — INVENTORY

SCHEDULE 4.7 — INVESTMENT PROPERTY

SCHEDULE 4.9 — INTELLECTUAL PROPERTY

SCHEDULE 4.11 — COMMERCIAL TORT CLAIMS

SCHEDULE 4.12 — EXCLUDED PLEDGED COLLATERAL

SCHEDULE 4.13— DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS

SCHEDULE 8.2 — NOTICES

EXHIBIT A — ACKNOWLEDGEMENT AND CONSENT

EXHIBIT B — FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

ANNEX 1 — FORM OF ASSUMPTION AGREEMENT

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This Amended and Restated First Lien Pledge and Security Agreement dated as of June 30, 2017 (this “Agreement”) is made by each of the signatories hereto (together with any other grantor that may become a party hereto as provided herein, the “Grantors”), in favor of Crédit Agricole Corporate and Investment Bank (“CA CIB”), acting through one or more of its branches or affiliates, as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity and together with its successors in such capacity, the “Collateral Agent”) for (i) the Lenders and the Issuers from time to time parties to the Amended and Restated Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among McDermott International, Inc., a Panamanian corporation (the “Borrower”), the Administrative Agent, the Collateral Agent, the Lenders and the Issuers from time to time parties thereto, and (ii) the other Secured Parties.

The Credit Agreement amends and restates that certain Credit Agreement dated as of April 16, 2014 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), by and among the Borrower, McDermott Finance L.L.C., as term borrower, the Administrative Agent, the Collateral Agent, and other lenders and other parties thereto.

In order to secure the full and punctual payment and performance of the obligations under the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement), the Grantors (as defined in the Existing Pledge Agreement described below) executed and delivered to the Collateral Agent that certain First Lien Pledge and Security Agreement dated as of April 16, 2014 (as it has been amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the “Existing Pledge Agreement”).

The Grantors, the Administrative Agent and the Collateral Agent desire to amend and restate the Existing Pledge Agreement in its entirety.

It is a condition precedent to the Lenders’ obligations to make and maintain such extensions of credit under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent, and the Grantors will derive substantial direct and indirect benefit from such extensions of credit and the execution of this Agreement and the other Loan Documents to which they are a party.

Each Grantor hereby agrees with the Administrative Agent and Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.    DEFINED TERMS.

1.1.    Definitions.

(a)    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the New York UCC (and if defined in more than one Article of the New York UCC, such terms have the meanings given in Article 9 thereof): Accounts, Account Debtor, As-Extracted Collateral, Certificated Security,

Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Commodity Intermediary, Documents, Deposit Account, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangibles, Goods, Instruments, Inventory, Money, Payment Intangibles, Securities Account, Securities Intermediary, Security, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)    The following terms shall have the following meanings:

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“After-Acquired Intellectual Property” has the meaning assigned to such term in Section 5.10(i).

“Agreement” has the meaning assigned to such term in the preamble.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Collateral” has the meaning assigned to such term in Section 3.

“Collateral Account” means any collateral account established by the Collateral Agent as provided in Sections 6.1 or 6.4.

“Collateral Account Funds” means, collectively, the following: all funds (including all trust monies) and investments (including all cash equivalents) credited to, or purchased with funds from, any Collateral Account and all certificates and instruments from time to time representing or evidencing such investments; all Money, notes, certificates of deposit, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of any Grantor in substitution for, or in addition to, any or all of the Collateral; and all interest, dividends, cash, instruments and other property from time to time received in, receivable or otherwise distributed to the Collateral Account in respect of or in exchange for any or all of the items constituting Collateral.

“Collateral Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Contracts” means all contracts and agreements between any Grantor and any other Person (in each case, whether written or oral, or third party or intercompany) as the same may be amended, assigned, extended, restated, supplemented, replaced or otherwise modified from time to time including (i) all rights of any Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of any Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of any Grantor to damages arising thereunder and (iv) all rights of any Grantor to terminate and to perform and compel performance of, such Contracts and to exercise all remedies thereunder.

“Copyright Licenses” means any agreement, whether written or oral, naming any Grantor as licensor or licensee (including those listed in Schedule 4.9 (as such schedule may be amended or supplemented from time to time)), granting any right in, to or under any Copyright, including the grant of rights to publicly perform, display, copy, prepare derivative works or distribute under any Copyright. This term shall exclude implied licenses and any rights obtained or granted under a copyright pursuant to the doctrines of first sale or estoppel.

“Copyrights” means (i) all copyrights arising under applicable Laws, whether registered or unregistered and whether published or unpublished (including those listed in Schedule 4.9 (as such schedule may be amended or supplemented from time to time)), all registrations and recordings thereof, and all applications in connection therewith and rights corresponding thereto throughout the world, including all registrations, recordings and applications in the United States Copyright Office, and all mask works (as defined in 17 USC 901), (ii) the right to, and to obtain, all extensions and renewals thereof, and the right to sue for past, present and future infringements of any of the foregoing, (iii) all proceeds of the foregoing, including license, royalties, income, payments, claims, damages, and proceeds of suit and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

“Credit Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Excluded Accounts” means: (i) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Grantor’s employees (including, without limitation, pension fund accounts and 401(k) accounts); (ii) Deposit Accounts exclusively used for taxes (including, without limitation, sales taxes); (iii) Special Purpose Escrow Accounts, (iv) Restricted Cash Collateral Accounts; and (v) Fiduciary Accounts.

“Excluded Assets” means: (i) any lease, license, contract, property right (including, without limitation, interests in Inventory) or agreement to which any Grantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC of any relevant jurisdiction or any other applicable Laws or principles of equity); provided, however, that such security interest shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified above; (ii) all Excluded Accounts; (iii) all Stock and Stock Equivalents of each Captive Insurance Subsidiary; and (iv) all Stock and Stock Equivalents of any Unrestricted Subsidiary to the extent that, and only for so long as, such Stock and Stock Equivalents are pledged to secure indebtedness of such Unrestricted Subsidiary.

“Existing Credit Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Existing Pledge Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Fiduciary Account” means any fiduciary or trust account held by a Grantor which is not a Material Account (other than as a result of clause (iv) of the definition thereof).

“Grantors” has the meaning assigned to such term in the preamble to this Agreement.

“Guarantors” means the collective reference to each Grantor herein other than the Borrower.

“Insurance” means all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is named as additional insured or loss payee thereof).

“Intellectual Property” means the collective reference to all intellectual property rights arising under applicable Laws, including the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all other intellectual property of any type, including mask works and industrial designs.

“Intellectual Property Security Agreement” means an Intellectual Property Security Agreement in substantially the form of Exhibit B or such other form as may be approved by the Collateral Agent.

“Intercompany Note” means any promissory note evidencing Indebtedness permitted to be incurred pursuant to Section 8.1(f) (Indebtedness) of the Credit Agreement with respect to any outstanding intercompany obligations and advances owed by or to a Loan Party.

“Investment Property” means the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC, including all Certificated Securities and Uncertificated Securities, all Security Entitlements, all Commodity Contracts and all Commodity Accounts and (ii) whether or not otherwise constituting “investment property,” all Pledged Notes, all Pledged Equity Interests and all Pledged Commodity Contracts.

“Laws” means, collectively, all international (including any union of countries, or any political subdivision thereof), foreign (including for the avoidance of doubt the laws of any jurisdiction in which any Guarantor is incorporated or registered), federal, state or other political subdivision (including the District of Columbia and any territory or possession of the United States, including those specified in Section 5.2), county, municipal and local constitutions, statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities.

“Licensed Intellectual Property” has the meaning assigned to such term in Section 4.9(a).

“Material Account” means any Deposit Account (other than Excluded Accounts) or Securities Account of a Grantor (i) listed on Schedule 4.13, (ii) that serves as the functional replacement of a Deposit Account or Securities Account listed on Schedule 4.13, (iii) that regularly receives payments from customers on any material contract that are not transferred to another account that constitutes a Material Account within one Business Day of receipt thereof or (iv) with a minimum daily average balance of at least $5,000,000 (other than any disbursement account that is primarily used to make vendor or other third party payments and which does not receive payments from customers on any material contracts); provided that, the definition of “Material Account” shall exclude any Deposit Account or Securities Account that regularly receives payments from customers on any material contract if amounts on deposit therein are transferred to an account that constitutes a Material Account within three Business Days of such amounts on deposit therein exceeding $10.0 million.

“Material Contract” means any Contract the termination of which could reasonably be expected to have a Material Adverse Effect.

“Material Intellectual Property” has the meaning assigned to such term in Section 4.9(b).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Owned Intellectual Property” has the meaning assigned to such term in Section 4.9(a).

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to make, use, import, offer for sale, or sell any invention covered in whole or in part by a Patent, including any of the foregoing listed in Schedule 4.9 (as such schedule may be amended or supplemented from time to time). This term shall exclude implied licenses and any rights obtained or granted under a patent pursuant to the doctrines of exhaustion or estoppel.

“Patents” means (i) all United States patents, patents issued by any other country, union of countries or any political subdivision of any of the foregoing, and all reissues and extensions thereof, including any of the foregoing listed in Schedule 4.9 (as such schedule may be amended or supplemented from time to time), (ii) all patent applications pending in the United States or any other country or union of countries or any political subdivision of any of the foregoing and all divisions, continuations and continuations-in-part thereof, including any of the foregoing listed in Schedule 4.9 (as such schedule may be amended or supplemented from time to time), (iii) all rights to, and to obtain, any reissues or extensions of the foregoing and (iv) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Pledged Alternative Equity Interests” means all interests of any Grantor in participation or other interests in any equity or profits of any business entity and the certificates, if any, representing such interests and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and any other warrant, right or option to acquire any of the foregoing; provided, however, that Pledged Alternative Equity Interests shall not include any Pledged Stock, Pledged Partnership Interests, Pledged LLC Interests or Pledged Trust Interests.

“Pledged Commodity Contracts” means all commodity contracts listed on Schedule 4.7 (as such schedule may be amended from time to time) and all other Commodity Contracts to which any Grantor is party from time to time.

“Pledged Equity Interests” means all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests, Pledged Trust Interests and Pledged Alternative Equity Interests.

“Pledged LLC Interests” means all interests of any Grantor now owned or hereafter acquired in any limited liability company, including all limited liability company interests listed on Schedule 4.7 hereto under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Notes” means all promissory notes now owned or hereafter acquired by any Grantor, including those listed on Schedule 4.7 (as such schedule may be amended or supplemented from time to time) and all Intercompany Notes at any time issued to or held by any Grantor (other than (i) promissory notes in an aggregate principal amount not to exceed $1,000,000 at any time outstanding issued in connection with extensions of trade credit by any Grantor in the ordinary course of business and (ii) promissory notes constituting Cash Equivalents that are held by any Grantor).

“Pledged Partnership Interests” means all interests of any Grantor now owned or hereafter acquired in any general partnership, limited partnership, limited liability partnership or other partnership, including all partnership interests listed on Schedule 4.7 hereto under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and any other warrant, right or option to acquire any of the foregoing.

“Pledged Securities” means the collective reference to the Pledged Notes and the Pledged Equity Interests.

“Pledged Stock” means all shares of capital stock now owned or hereafter acquired by any Grantor, including all shares of capital stock listed on Schedule 4.7 hereto under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares and any other warrant, right or option to acquire any of the foregoing.

“Pledged Trust Interests” means all interests of any Grantor now owned or hereafter acquired in a Delaware business trust or other trust, including all trust interests listed on Schedule 4.7 hereto under the heading “Pledged Trust Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any Securities Intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests and any other warrant, right or option to acquire any of the foregoing.

“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivable” means all Accounts and any other right to payment for goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

“Restricted Cash Collateral Accounts” means any restricted cash collateral account held by a Grantor where the deposits or proceeds of such account are used primarily to support letters of credit and exposure from Swap Obligations, and which is not a Material Account (other than as a result of clause (iv) of the definition thereof).

“Securities Act” means the Securities Act of 1933, as amended.

“Special Purpose Escrow Account” means any escrow account held by a Grantor in connection with holdbacks for acquisitions or similar matters, and which is not a Material Account (other than as a result of clause (iv) of the definition thereof).

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Termination Conditions” has the meaning assigned to such term in Section 2.1(e).

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trademark, including any of the foregoing referred to in Schedule 4.9 (as such schedule may be amended or supplemented from time to time). This term shall exclude implied licenses and any rights obtained or granted under a trademark pursuant to the doctrines of first sale or estoppel.

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, designs and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country, union of countries, or any political subdivision of any of the foregoing, or otherwise, and all common-law rights related thereto, including any of the foregoing listed in Schedule 4.9 (as such schedule may be amended or supplemented from time to time), (ii) the right to, and to obtain, all renewals thereof, (iii) the goodwill of the business symbolized by the foregoing and (iv) the right to sue for past, present and future infringements or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.

“Trade Secret License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right in, to or under any Trade Secret, including any of the foregoing listed in Schedule 4.9 (as such schedule may be amended or supplemented from time to time). This term shall exclude implied licenses and any rights obtained or granted under a trade secret pursuant to the doctrine of estoppel.

“Trade Secrets” means (i) all trade secrets and all other confidential or proprietary information and know-how whether or not reduced to a writing or other tangible form, (ii) all documents and things embodying, incorporating or describing such Trade Secrets, and (iii) the right to sue for past, present and future misappropriations of any Trade Secret, and all proceeds of the foregoing, including royalties, income, payments, claims, damages and proceeds of suit.

“UCC Letter of Credit” means “Letter of Credit” (and in plural, “Letters of Credit”) as defined in the New York UCC.

“UCC Letter of Credit Rights” means “Letter-of-Credit Rights” as defined in the New York UCC.

“UETA” has the meaning assigned to such term in Section 4.3.

1.2.    Other Definitional Provisions.

(a)    The words “hereof,” “herein,” “hereto” and “hereunder” and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement.

(b)    Unless otherwise expressly indicated herein, (i) references in this Agreement to an Exhibit, Schedule, Article, Section, clause or sub-clause refer to the appropriate Exhibit or Schedule to, or Article, Section, clause or sub-clause in this Agreement and (ii) the words “above” and “below”, when following a reference to a clause or a sub-clause of this Agreement, refer to a clause or sub-clause within, respectively, the same Section or clause.

(c)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to the property or assets such Grantor has granted as Collateral or the relevant part thereof.

(d)    The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations means the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Obligations, unless otherwise specified, other than indemnification and other contingent obligations not then due and payable.

(e)    Each agreement defined in this Section 1 shall include all appendices, exhibits and schedules thereto. References in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified, unless (i) the prior written consent of the Requisite Lenders is required under the Credit Agreement for an amendment, restatement, supplement or other modification to any such agreement and such consent is not obtained or (ii) it is otherwise specified that such reference refers to such agreement as of a particular date.

(f)    References in this Agreement to any statute shall be to such statute as amended or modified, together with any successor legislation, in each case in effect at the time any such reference is operative unless it is otherwise specified that such reference refers to such statute as of a particular date.

(g)    The term “including” when used in any Loan Document means “including without limitation” except when used in the computation of time periods. The phrase “in the aggregate”, when used in any Loan Document, means “individually or in the aggregate,” unless otherwise expressly noted. All references to the Lenders herein shall, where appropriate, include any Secured Party.

SECTION 2.    GUARANTEE.

2.1.    Guarantee.

(a)    Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower’s Obligations.

(b)    If and to the extent required in order for the Obligations of any Guarantor to be enforceable under applicable Laws relating to the insolvency or winding up of debtors, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Guarantor under such Laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable Laws, (i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such Laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and (iii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such Laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such Laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such Laws, to enforce the provisions thereof.

(c)    Each Guarantor agrees that the Borrower’s Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

(d)    The guarantee contained in this Section 2 shall remain in full force and effect until the satisfaction of the Termination Conditions.

(e)    No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower’s Obligations or any payment received or collected from such Guarantor in respect of the Borrower’s Obligations), remain liable for the Borrower’s Obligations up to the maximum liability of such Guarantor hereunder until (i) the Borrower’s Obligations (other than (A) undrawn Letters of Credit, (B) contingent reimbursement Obligations for which no claim has been made and (C) Obligations in respect of any Hedging Contracts and any Treasury Management Arrangements) are paid in full, (ii) no Letter of Credit shall be outstanding (other than Letters of Credit that have been cash collateralized, back-stopped or otherwise secured in accordance with the terms of the Credit Agreement) under the Credit Agreement and (iii) all Commitments shall have been terminated or have expired (collectively, the conditions in the above clauses (i) through (iii) being referred to as the “Termination Conditions”).

2.2.    Rights of Reimbursement, Contribution and Subrogation. In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:

(a)    If such payment is made by the Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan or other extension of credit made to the Borrower or a Letter of Credit issued for the account of the Borrower, the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.

(b)    If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of the Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor that has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction.

(c)    If and whenever (after payment in full of the Obligations) any right of reimbursement or contribution becomes enforceable by any Grantor against any other Grantor under Sections 2.2(a) and 2.2(b), such Grantor shall be entitled, subject to and upon payment in full of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.2) to any security interest that may then be held by the Collateral Agent upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Collateral Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Grantor, then (after payment in full of the Obligations) the Collateral Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument reasonably satisfactory to the Collateral Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Collateral Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Collateral Agent.

(d)    All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the Person making such payment or distribution directly to the Collateral Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Collateral Agent, in the exact form received and, if necessary, duly endorsed.

(e)    The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

(f)    Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to Section 2.2(d) and (ii) neither the Collateral Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).

(g)    All references to “payment in full of the Obligations” in this Section 2.2 shall be deemed to refer to the satisfaction of the Termination Conditions.

2.3.    Amendments, etc. with respect to the Borrower’s Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower’s Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower’s Obligations continued, and the Borrower’s Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the parties thereto may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower’s Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower’s Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.4.    Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower’s Obligations and notice of or proof of reliance by any Secured Party upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Borrower’s Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower’s Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance, not of collection, without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower’s Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any of the Borrower’s Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower’s Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.5.    Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower’s Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.6.    Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Collateral Agent without set-off or counterclaim in Dollars in immediately available funds at the office of the Collateral Agent as specified in the Credit Agreement.

2.7.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Section 2 in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.7 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.7, or otherwise under this Agreement, voidable under applicable Laws relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until this Agreement is terminated in accordance with Section 8.15. Each Qualified ECP Guarantor intends that this Section 2.7 constitute, and this Section 2.7 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 3.    GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL.

(a)    Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following property, in each case, wherever located and whether now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(i)    all Accounts;

(ii)    all As-Extracted Collateral;

(iii)    all cash and Cash Equivalents;

(iv)    all Chattel Paper;

(v)    all Collateral Accounts and all Collateral Account Funds;

(vi)    all Commercial Tort Claims, including those from time to time specifically described on Schedule 4.11;

(vii)    all Contracts;

(viii)    all Documents;

(ix)    all Equipment;

(x)    all General Intangibles;

(xi)    all Goods;

(xii)    all Instruments;

(xiii)    all Insurance;

(xiv)    all Intellectual Property;

(xv)    all Inventory;

(xvi)    all Investment Property (it being understood that, to the extent such Investment Property constitutes shares issued by a company incorporated in the Cayman Islands, each Grantor holding such Investment Property hereby mortgages by way of first legal mortgage its right, title and interest in such Investment Property in favor of the Collateral Agent);

(xvii)    all UCC Letters of Credit and UCC Letter of Credit Rights;

(xviii)    all Financial Assets;

(xix)    all Deposit Accounts;

(xx)    all Securities Accounts;

(xxi)    all Security Entitlements;

(xxii)    all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time pertain to or evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

(xxiii)    all Proceeds, goodwill, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing;

provided that, notwithstanding any other provision set forth in this Section 3, this Agreement shall not, at any time, constitute a grant of a security interest in any property that is, at such time, an Excluded Asset, and the term “Collateral” and each of the defined terms incorporated therein shall exclude the Excluded Assets.

(b)    Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under and in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related hereto nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including any agreements relating to any Receivables, any Contracts or any agreements relating to Pledged Partnership Interests or Pledged LLC Interests and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, including any agreements relating to any Receivables, any Contracts and any agreements relating to Pledged Partnership Interests or Pledged LLC Interests.

SECTION 4.    REPRESENTATIONS AND WARRANTIES.

To induce the Agents, the Lenders, and the Issuers to enter into the Credit Agreement and to induce (i) the Lenders to make their respective extensions of credit thereunder and (ii) the Issuers to issue their respective Letters of Credit thereunder, each Grantor hereby represents and warrants to the Secured Parties that:

4.1.    Representations in Credit Agreement. In the case of each Guarantor, the statement set forth in Section 3.2(b)(i) of the Credit Agreement is true as it relates to such Guarantor or to the Loan Documents to which such Guarantor is a party, provided that any reference therein to the Borrower’s knowledge shall, for the purposes of this Section 4.1 be deemed to be a reference to such Guarantor’s knowledge.

4.2.    Title; No Other Liens. Such Grantor owns or licenses or otherwise has an interest in each item of the Collateral free and clear of any and all Liens, including Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as grantor under a security agreement entered into by another Person, except for Liens expressly permitted by Section 8.2 (Liens, Etc.) of the Credit Agreement. No effective financing statement, mortgage or other public notice indicating the existence of a Lien with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement or as are expressly permitted by the Credit Agreement.

4.3.    Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 4.3 (all of which, in the case of all filings and other documents referred to on Schedule 4.3, have been (or shall be) delivered to the Collateral Agent in duly completed and duly executed form, as applicable, and may be filed by the Collateral Agent at any time) and payment of all filing fees, will constitute valid fully perfected security interests in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof, to the extent such security interest in such Collateral can be perfected by (i) the filing of a financing statement under the Uniform Commercial Code of any jurisdiction, (ii) the filing with the United States Patent and Trademark Office or the United States Copyright Office of an Intellectual Property Security Agreement or other filing, (iii) the possession of such Collateral under applicable Laws of the United States and of any state (including the District of Columbia) thereof or (iv)

execution and delivery by the applicable Grantor, the applicable Securities Intermediary or depositary institution, as applicable, and the Collateral Agent of an agreement granting control to the Collateral Agent over such Collateral that is a Material Account, and (b) are prior to all other Liens on the Collateral, except for Liens expressly permitted by Section 8.2 (Liens, Etc.) of the Credit Agreement. Without limiting the foregoing, within the time periods and to the extent required by the Credit Agreement (including, without limitation, Section 7.14 of the Credit Agreement) or this Agreement, each Grantor has taken, or shall take, all actions necessary or desirable under (x) the applicable Laws of the United States and any state (including the District of Columbia) thereof, (y) applicable Laws as required by Section 7.14 of the Credit Agreement and (z) such other applicable Laws as reasonably requested by the Administrative Agent in accordance with the Credit Agreement to establish (i) the Collateral Agent’s “control” (within the meanings of Sections 8-106 and 9-106 of the New York UCC or any analogous provision of the UCC) over any Securities Accounts included in the Collateral and over any portion of the Investment Property constituting Certificated Securities, Uncertificated Securities or Security Entitlements, in each case to the extent constituting a Material Account or a “financial asset” that is credited to a Material Account, (ii) the Collateral Agent’s “control” (within the meaning of Section 9-107 of the New York UCC or any analogous provision of the UCC) over all UCC Letter of Credit Rights, (iii) the Collateral Agent’s “control” (within the meaning of Section 9-105 of the New York UCC or any analogous provision of the UCC) over all Electronic Chattel Paper (iv) the Collateral Agent’s “control” (within the meaning of Section 16 of the Uniform Electronic Transaction Act (as in effect in the applicable jurisdiction, the “UETA”)) over all “transferable records” (as defined in UETA), (v) the Collateral Agent’s “control” (within the meaning of Section 9-104 of the New York UCC or any analogous provision of the UCC) over all Deposit Accounts included in the Collateral to the extent constituting a Material Account.

4.4.    Name; Jurisdiction of Organization, etc. On the Effective Date, such Grantor’s exact legal name (as indicated on the public record of such Grantor’s jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of such Grantor’s chief executive office or sole place of business are specified on Schedule 4.4. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 4.4, for each Grantor organized or formed under the laws of any political subdivision of the United States, the jurisdiction of each such Grantor’s organization of formation is required to maintain a public record showing the Grantor to have been organized or formed. Except as specified on Schedule 4.4, as of the Effective Date no such Grantor has changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years and has not within the last five years become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another Person, which has not heretofore been terminated.

4.5.    Inventory.

(a)    On the Effective Date, the Inventory of each Grantor (other than Inventory in transit, Inventory located outside the United States and Inventory which in the aggregate does not constitute a material portion of the Inventory included in the Collateral) is kept only at the locations listed on Schedule 4.5.

(b)    Any Inventory now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance in all material respects with the requirements of all applicable Laws, including the Fair Labor Standards Act, as amended.

(c)    No material portion of the Inventory included in the Collateral is in the possession of an issuer of a negotiable document (as determined by Section 7-104 of the New York UCC) therefor or is otherwise in the possession of any bailee or warehouseman.

4.6.    Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.7.    Investment Property.

(a)    Schedule 4.7 hereto sets forth under the headings “Pledged Stock,” “Pledged LLC Interests,” “Pledged Partnership Interests” and “Pledged Trust Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor as of the Effective Date, and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such schedule. Schedule 4.7 sets forth under the heading “Pledged Notes” all of the Pledged Notes owned by any Grantor as of the Effective Date, and all of such Pledged Notes have been duly authorized, authenticated or issued, and delivered and are the legal, valid and binding obligation of the issuers thereof enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, and constitute all of the issued and outstanding inter-company indebtedness evidenced by an Instrument or Certificated Security of the respective issuers thereof owing to such Grantor.

(b)    The shares of Pledged Equity Interests pledged by such Grantor hereunder constitute all of the issued and outstanding shares of all classes of Stock owned by such Grantor in each issuer thereof.

(c)    The Pledged Equity Interests have been duly and validly issued and, except as set forth on Schedule 4.7 hereto, are fully paid and nonassessable (to the extent applicable).

(d)    Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Liens expressly permitted by Section 8.2 (Liens, Etc.) of the Credit Agreement, and except as set forth on Schedule 4.7, as of the Effective Date there are no outstanding warrants, options or other rights to purchase, or shareholder, equityholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

4.8.    Receivables.

(a)    No amount payable to such Grantor under or in connection with any Receivable that is included in the Collateral in excess of $1,000,000 is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Collateral Agent or constitutes Electronic Chattel Paper that has not been subjected to the “control” (within the meaning of Section 9-105 of the New York UCC) of the Collateral Agent.

(b)    Each Receivable that is included in the Collateral (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law, (iii) is not and will not be subject to any setoffs, defenses, taxes or counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business) and (iv) is and will be in compliance with all applicable Laws, except where the failure to comply with this Section 4.8(b) with respect to each Receivable could not reasonably be expected to have a Material Adverse Effect.

4.9.    Intellectual Property.

(a)    Schedule 4.9 lists all Copyrights, Patents, and Trademarks which are registered with the U.S. Patent and Trademark Office or the U.S. Copyright Office or are the subject of an application for registration with any such Governmental Authority, in each case which is owned by such Grantor in its own name on the Effective Date (collectively, the “Owned Intellectual Property”). Except as set forth in Schedule 4.9, such Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to all material Owned Intellectual Property and is otherwise entitled to grant to others the right to use (and, where applicable, itself use) all such material Owned Intellectual Property. Such Grantor has a valid and enforceable right to use all Intellectual Property used by, or licensed to others by, such Grantor which is not Owned Intellectual Property (collectively, the “Licensed Intellectual Property”), in each case, which is material to such Grantor’s business, pursuant to one of the written material Copyright Licenses, Patent Licenses, Trademark Licenses, and/or Trade Secret Licenses listed on Schedule 4.9 and subject to the terms thereof.

(b)    On the Effective Date, all Owned Intellectual Property and all Licensed Intellectual Property, in each case, which is material to such Grantor’s business (collectively, the “Material Intellectual Property”), is valid, subsisting, unexpired and enforceable and has not been abandoned. The operation of such Grantor’s business as currently conducted or as contemplated to be conducted does not infringe, constitute a misappropriation of, dilute, or otherwise violate the Intellectual Property of any other Person where the same could reasonably be expected to have a Material Adverse Effect.

(c)    No claim has been asserted that the use of the Material Intellectual Property does or may infringe upon or constitute a misappropriation of the rights of any other Person.

(d)    To such Grantor’s knowledge, no decision or judgment has been rendered by any Governmental Authority or arbitrator in the United States or outside the United States which would materially limit or cancel the validity or enforceability of, or such Grantor’s rights in, any Material Intellectual Property. Such Grantor is not aware of any uses of any item of Material Intellectual Property that could reasonably be expected to lead to such item becoming invalid or unenforceable including unauthorized trademark uses by third parties and uses which were not supported by the goodwill of the business connected with Trademarks and Trademark Licenses.

(e)    No action or proceeding is pending, or, to such Grantor’s knowledge, threatened, on the Effective Date (i) seeking to limit, cancel or invalidate any Owned Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or misappropriate any trade secret or violate any other right of any other Person, or (iii) alleging that any Material Intellectual Property is being licensed or sublicensed in violation of any intellectual property or any other right of any other Person, in each case, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. To such Grantor’s knowledge, no Person is engaging in any activity that infringes upon or misappropriates, or is otherwise an unauthorized use of, any Material Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination of any of the Material Intellectual Property.

(f)    With respect to each Copyright License, Trademark License, Trade Secret License and Patent License which license constitutes Material Intellectual Property or the loss of which could otherwise have a Material Adverse Effect: (i) such license is binding and enforceable against the other party thereto; (ii) such license will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interests granted herein (including, but not limited to, the enforceability of such rights and interests with respect to each such license), nor will the grant of such rights and interests (or the enforceability thereof) constitute a breach or default under such license or otherwise give the licensor or licensee a right to terminate such license; (iii) such Grantor has not received any notice of termination or cancellation under such license; (iv) such Grantor has not received any notice of a breach or default under such license, which breach or default has not been cured; and (v) such Grantor is not in breach or default in any material respect, and no event has occurred that, with notice and/or lapse of time, would constitute such a breach or default or permit termination, modification or acceleration under such license.

(g)    Except as set forth on Schedule 4.9, such Grantor has made all filings and recordations and paid all required fees and taxes to maintain each and every item of registered Material Intellectual Property in full force and effect and to protect and maintain its interest therein.

(h)    To the knowledge of such Grantor, (i) none of the Trade Secrets that constitute Material Intellectual Property have been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person without permission of such Grantor; and (ii) no employee, independent contractor or agent of such Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor where the same could reasonably be expected to have a Material Adverse Effect.

(i)    Such Grantor has taken commercially reasonable steps to exercise quality control over any licensee of such Grantor’s Trademarks.

4.10.    UCC Letters of Credit and UCC Letter of Credit Rights. With respect to any UCC Letters of Credit that are by their terms transferable, each Grantor will, upon receipt of a written request from the Collateral Agent, use commercially reasonable efforts to cause all issuers and nominated Persons under UCC Letters of Credit in which the Grantor is the beneficiary or assignee to (a) consent to the assignment of such UCC Letter of Credit to the Collateral Agent and (b) agree that, upon receipt of written notice received from the Collateral Agent that an Event of Default has occurred and so long as such Event of Default is continuing, it shall cause all payments thereunder to be made to the Collateral Account. With respect to any UCC Letters of Credit that are not transferable, each Grantor shall, upon receipt of a written request from the Collateral Agent, use commercially reasonable efforts to obtain the consent of the issuer thereof and any nominated Person thereon to the assignment of the proceeds of such released UCC Letter of Credit to the Collateral Agent in accordance with Section 5-114(c) of the New York UCC.

4.11.    Commercial Tort Claims. As of the Effective Date, Schedule 4.11 hereto sets forth all Commercial Tort Claims of each Grantor that, to each such Grantor’s knowledge, has a value, individually or in the aggregate, in excess of $1,000,000.

4.12.    Contracts. No amount payable to such Grantor under or in connection with any Contract that is included in the Collateral which has a value in excess of $1,000,000 individually or $5,000,000 in the aggregate is evidenced by any Instrument or Tangible Chattel Paper which has not been delivered to the Collateral Agent or constitutes Electronic Chattel Paper that is not under the “control” (within the meaning of Section 9-105 of the New York UCC) of the Collateral Agent. Notwithstanding any representation, warranty, covenant or other provision contained herein to the contrary, the failure of any Grantor to deliver to the Collateral Agent the original Certificated Securities, Instruments and Tangible Chattel Paper described on Schedule 4.12 shall not constitute a breach, Default or an Event of Default hereunder.

4.13.    Deposit Accounts; Securities Accounts. Set forth on Schedule 4.13, as of the Effective Date is a description of all Material Accounts of the Grantors, including the name of (A) the applicable Grantor, (B) in the case of a Deposit Account, the depository institution, (C) in the case of a Securities Account, the Securities Intermediary or issuer, as applicable and (D) the jurisdiction where such account is located.

SECTION 5.    COVENANTS.

Each Grantor covenants and agrees with the Secured Parties that, as of the Effective Date and until the termination of this Agreement in accordance with its terms:

5.1.    Covenants in Credit Agreement.

Each Grantor shall take, or shall refrain from taking, as the case may be, each action that is within its control and is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Grantor or any of its Subsidiaries.

5.2.    Delivery and Control of Instruments, Chattel Paper, Negotiable Documents and Investment Property.

(a)    If any of the Collateral having a value in excess of $1,000,000 individually or $5,000,000 in the aggregate is or shall become evidenced or represented by any Instrument, Certificated Security, Negotiable Document or Tangible Chattel Paper, such Instrument (other than checks received in the ordinary course of business), Certificated Security, Negotiable Documents or Tangible Chattel Paper shall be promptly delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement. Without limiting the generality of the foregoing, all of such property owned by any Grantor as of the Effective Date and represented in such form shall be delivered on or before the Effective Date.

(b)    If any of the Collateral having a value in excess of $1,000,000 individually or $5,000,000 in the aggregate is or shall become Electronic Chattel Paper such Grantor shall ensure that (i) a single authoritative copy shall exist which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) such authoritative copy identifies the Collateral Agent as the assignee and is communicated to and maintained by the Collateral Agent or its designee, (iii) copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (iv) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

(c)    If any Collateral having a value in excess of $1,000,000 individually or $5,000,000 in the aggregate is or shall become an Uncertificated Security, such Grantor shall cause the issuer thereof, if such issuer is a Subsidiary of the Borrower, either (i) to register the Collateral Agent as the registered owner of such Uncertificated Security, upon original issue or registration of transfer or (ii) to agree in writing with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such Uncertificated Security originated by the Collateral Agent without further consent of such Grantor, such agreement to be in substantially the form of Exhibit A, and such actions shall be taken on or prior to the Effective Date with respect to any such Uncertificated Securities owned as of the Effective Date by any Grantor.

(d)    If any of the Collateral is or shall become evidenced or represented by a Commodity Contract having a value in excess of $1,000,000 individually or $5,000,000 in the aggregate, such Grantor shall, upon receipt of written request from the Collateral Agent, cause the Commodity Intermediary with respect to such Commodity Contract to agree in writing with such Grantor and the Collateral Agent that such Commodity Intermediary will apply any value distributed on account of such Commodity Contract as directed by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the Collateral Agent.

(e)    In addition to and not in lieu of the foregoing, if any issuer of any Investment Property is a Mortgaged Vessel Owning Subsidiary of the Borrower and is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States, each Grantor shall take such additional actions, including causing such issuer to register the pledge on its books and records, as may be reasonably requested by the Collateral Agent, under the laws of such jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent. Notwithstanding anything herein to the contrary, each interest in any limited liability company or limited partnership that is a Subsidiary (other than any such Subsidiary that is organized under the law of, or has its chief executive office in, a jurisdiction outside of the United States) and pledged hereunder shall either (a) be represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC, or (b) not be represented by a certificate, in which case, no Grantor shall take any action to cause such interest to be or become a “security” within the meaning of, or to be governed by, Article 8 of the UCC as in effect under the laws of any state having jurisdiction and shall not cause or permit any such limited liability company or limited partnership to “opt in” or to take any other action seeking to establish any interest in such limited liability company or limited partnership comprising the Collateral as a “security” or to become certificated, in each case, without promptly delivering all certificates evidencing such interest to the Collateral Agent in accordance with Section 5.2(a).

(f)    In the case of any transferable UCC Letters of Credit in excess of $1,000,000 individually or $5,000,000 in the aggregate, each Grantor shall use commercially reasonable efforts to obtain the consent of any issuer thereof to the transfer of such UCC Letters of Credit to the Collateral Agent. In the case of any other UCC Letter of Credit Rights in excess of $1,000,000 individually or $5,000,000 in the aggregate, each Grantor shall use commercially reasonable efforts to obtain the consent of the issuer thereof and any nominated Person thereon to the assignment of the proceeds of the related UCC Letter of Credit in accordance with Section 5-114(c) of the New York UCC.

5.3.    Maintenance of Insurance.

(a)    Such Grantor will maintain insurance in accordance with Section 7.5 (Maintenance of Insurance) of the Credit Agreement, and furnish to the Collateral Agent, upon written request, with a copy of such insurance policies.

(b)    Such Grantor will deliver to the Collateral Agent on behalf of the Secured Parties, (i) on the Effective Date, a certificate dated as of a recent date showing the amount and types of insurance coverage as of such date, (ii) upon reasonable request of the Collateral Agent from time to time, reasonably detailed information as to the insurance carried, (iii) promptly following receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the Effective Date and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by such Grantor. To the extent applicable, the Collateral Agent shall be named as additional insured on all such liability insurance policies of such Grantor and the Collateral Agent shall be named as loss payee on all property and casualty insurance policies of such Grantor.

5.4.    Payment of Obligations.

Such Grantor shall pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including claims for labor, materials and supplies) against or with respect to the Collateral, except that no such tax, assessment or charge need be paid if (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein, or (ii) the failure to so pay and discharge would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.5.    Maintenance of Perfected Security Interest; Further Documentation.

(a)    Except as otherwise expressly permitted by the Credit Agreement, such Grantor shall maintain each of the security interests created by this Agreement as a perfected security interest under (x) applicable Laws of the United States and of any state thereof, (y) applicable Laws as required by Section 7.14 of the Credit Agreement and (z) other applicable Laws to the extent otherwise reasonably required by the Administrative Agent in accordance with the Credit Agreement, having at least the priority described in Section 4.3 and shall defend such security interest against any claims and demands of any Persons (other than the Secured Parties), subject to the provisions of Section 8.15.

(b)    Such Grantor shall furnish to the Secured Parties from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Collateral Agent may reasonably request, all in reasonable detail.

(c)    At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request to be taken, whether in the United States or outside the United States, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, the filing of any financing or continuation statements under the UCC (or other similar Laws) in effect in any jurisdiction within or without the United

States with respect to the security interests created hereby and in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the UCC) with respect thereto.

5.6.    Changes in Locations, Name, Jurisdiction of Incorporation, etc. Such Grantor shall not, except upon at least 10 days’ prior written notice (or such shorter period consented to by the Collateral Agent in writing) to the Collateral Agent and delivery to the Collateral Agent of duly authorized and, where required, executed copies of all additional financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein:

(a)    change its legal name, jurisdiction of organization or the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

(b)    change its legal name, identity or structure to such an extent that any financing statement filed by the Collateral Agent in connection with this Agreement would become misleading.

5.7.    Notices. Such Grantor shall advise the Collateral Agent promptly, in reasonable detail, of:

(a)    any Lien on any of the Collateral (other than any Lien expressly permitted by Section 8.2 of the Credit Agreement) which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b)    the occurrence of any other event of which such Grantor becomes aware that could reasonably be expected to have a Material Adverse Effect or a material adverse effect upon the aggregate value of the Collateral or on the security interests created hereby.

5.8.    Investment Property.

(a)    If such Grantor shall become entitled to receive or shall receive any stock or other ownership certificate (including any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of Pledged Equity Interests in any issuer thereof, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of or other ownership interests in the Pledged Securities, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties and promptly deliver the same to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power or similar instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any issuer thereof shall be paid over to the

Collateral Agent to be held by it hereunder as additional collateral security for the Obligations if an Event of Default then exists, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any issuer thereof or pursuant to the reorganization thereof, the property so distributed shall, if an Event of Default then exists, and unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor in violation of the immediately preceding sentence, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations.

(b)    Without the prior written consent of the Collateral Agent, such Grantor shall not (i) vote to enable, or take any other action to permit, any Subsidiary of the Borrower that is an issuer of Pledged Securities to issue any stock, partnership interests, limited liability company interests or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock, partnership interests, limited liability company interests or other equity securities of any nature of any such issuer (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, any of the Investment Property or Proceeds thereof or any interest therein (except, in each case, pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or any Lien expressly permitted thereon pursuant to Section 8.2 (Liens, Etc.) of the Credit Agreement, (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof or any interest therein or (v) without the prior written consent of the Collateral Agent, cause or permit any Subsidiary of the Borrower that is an issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the New York UCC) on the Effective Date to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the New York UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the provisions in this clause (v) or any non-Subsidiary of the Borrower that is an issuer takes any of the foregoing actions, such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s “control” thereof.

(c)    In the case of each Grantor which is an issuer of Pledged Securities, such Grantor agrees that (i) it shall be bound by the terms of this Agreement relating to the Pledged Securities issued by it and shall comply with such terms insofar as such terms are applicable to it, (ii) it shall notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 5.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Pledged Securities issued by it. In addition, each Grantor which is either an issuer or an owner of any Pledged Security hereby consents to the grant by each other Grantor of the security interest hereunder in favor of the Collateral Agent and to the transfer of any Pledged Security to the Collateral Agent or its nominee following the occurrence and during the continuance of an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner, member, shareholder or other equityholder of the issuer of the related Pledged Security.

5.9.    Receivables. Other than in the ordinary course of business, such Grantor shall not, with respect to Receivables that constitute Collateral (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

5.10.    Intellectual Property.

(a)    Such Grantor (either itself or through licensees) shall, in the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, (i) continue to use each owned Trademark material to its business, (ii) maintain commercially reasonable quality of products and services offered under such Trademarks and take all necessary steps to ensure that all licensed users of such Trademarks comply with such Grantor’s quality control requirements and maintain reasonable quality, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademarks unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and the Intellectual Property Security Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.

(b)    Such Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall not do any act, or omit to do any act, whereby any Patent owned by such Grantor material to its business may become forfeited, abandoned or dedicated to the public.

(c)    Such Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall not (and shall not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of Copyrights owned by such Grantor and material to its business may become invalidated or otherwise impaired. Such Grantor shall not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.

(d)    Such Grantor shall notify the Collateral Agent promptly if it knows or suspects that any application or registration relating to any Material Intellectual Property owned by a Grantor may become forfeited, abandoned or dedicated to the public, or of any adverse determination (including the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any such Material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(e)    Upon request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s security interest in any Copyright, Patent, Trademark or other Intellectual Property of such Grantor.

(f)    Such Grantor, subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall take reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office or the United States Copyright Office, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of Material Intellectual Property, including the payment of required fees and taxes, the filing of responses to office actions issued by the United States Patent and Trademark Office and the United States Copyright Office, the filing of applications for renewal or extension, the filing of affidavits of use and affidavits of incontestability, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees, and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(g)    Such Grantor (either itself or through licensees), subject to the exercise of its reasonable business judgment, taking into account the Secured Parties’ interests under this Agreement, shall not, without the prior written consent of the Collateral Agent, discontinue use of or otherwise abandon any of its registered Owned Intellectual Property, or abandon any application or any right to file an application for any patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property is no longer desirable in the conduct of such Grantor’s business and that the loss thereof could not reasonably be expected to have a Material Adverse Effect.

(h)    In the event that any Material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(i)    Such Grantor agrees that, should it obtain an ownership interest in any item of intellectual property which is not, as of the Effective Date, a part of the Intellectual Property Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property, and in the case of trademarks, the goodwill of the business connected therewith or symbolized thereby, shall automatically become part of the Collateral.

(j)    Such Grantor shall furnish to the Collateral Agent from time to time upon the Collateral Agent’s reasonable request therefor reasonably detailed statements and amended schedules further identifying and describing the Owned Intellectual Property and Licensed Intellectual Property and such other materials evidencing, or reports pertaining to, the Owned Intellectual Property and Licensed Intellectual Property as the Collateral Agent may from time to time reasonably request.

5.11.    Contracts.

(a)    Such Grantor shall perform and comply in all material respects with all its obligations under the Contracts that constitute Collateral, except where the failure to so perform and comply could not reasonably be expected to have a Material Adverse Effect.

(b)    Such Grantor shall not amend, modify, terminate, waive or fail to enforce any provision of any Contract that constitutes Collateral in any manner which could reasonably be expected to have a Material Adverse Effect.

(c)    Such Grantor shall exercise promptly and diligently each and every material right which it may have under each Material Contract that constitutes Collateral (other than any right of termination), except where the failure to so exercise could not reasonably be expected to have a Material Adverse Effect.

(d)    Such Grantor shall not permit to become effective in any document creating, governing or providing for any permit, lease, license or Material Contract that constitutes Collateral, a provision that would limit the creation, perfection or scope of, or exercise or enforcement of remedies in connection with, a Lien on such permit, lease, license or Material Contract in favor of the Collateral Agent for the ratable benefit of the Secured Parties unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

5.12.    Commercial Tort Claims. Such Grantor shall advise the Collateral Agent promptly after such Grantor becomes aware of any Commercial Tort Claim held by such Grantor individually or in the aggregate in excess of $1,000,000 and shall promptly execute and deliver to the Collateral Agent a supplement to Schedule 4.11 in form and substance reasonably satisfactory to the Collateral Agent listing such Commercial Tort Claim, which supplement shall take effect without further action on the part of any party hereto or beneficiary hereof and shall make such Commercial Tort Claim collateral security subject to this Agreement.

5.13.    Deposit Accounts. For each Deposit Account that is a Material Account, such Grantor shall (a) if such Grantor opens a Deposit Account that is reasonably expected to be (or at any time becomes or replaces) a Material Account, promptly notify the Collateral Agent thereof and (b) pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use commercially reasonable efforts to cause the depositary bank to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Deposit Account, without further consent of such Grantor. The Collateral Agent agrees not to provide any such depositary bank any such instructions unless an Event of Default has occurred and is continuing.

5.14.    Financial Assets. If any Securities, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a Securities Intermediary in a Securities Account that is a Material Account, such Grantor shall (a) if such Grantor opens a Securities Account that is reasonably expected to be (or at any time becomes) a Material Account, promptly notify the Collateral Agent thereof and (b) pursuant to an agreement in form and substance satisfactory to the Collateral Agent use commercially reasonable efforts to cause such Securities Intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such Securities Intermediary as to such Securities or other Investment Property without further consent of such Grantor. The Collateral Agent agrees not to provide any such Securities Intermediary any such entitlement orders or other instructions unless an Event of Default has occurred and is continuing.

SECTION 6.    REMEDIAL PROVISIONS.

6.1.    Certain Matters Relating to Receivables.

(a)    The Collateral Agent shall have the right (but shall in no way be obligated), at its own expense if an Event of Default does not then exist, to make test verifications of the Receivables that are included in the Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may reasonably require in connection with such test verifications.

(b)    Each Grantor hereby agrees to use its commercially reasonable efforts to continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable and any Supporting Obligation, in each case, at its own expense. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be promptly (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)    At the Collateral Agent’s request but subject to the confidentiality provisions set forth in the Credit Agreement, during the continuance of an Event of Default each Grantor shall make available to the Collateral Agent original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables that are included in the Collateral, including original orders, invoices and shipping receipts.

6.2.    Communications with Obligors; Grantors Remain Liable.

(a)    The Collateral Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts that constitute Collateral

(b)    The Collateral Agent may at any time after the occurrence and during the continuance of an Event of Default notify, or require any Grantor to so notify, the Account Debtor or counterparty on any Receivable or Contract that constitutes Collateral of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under such Receivables and Contracts directly to the Collateral Agent.

(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts that constitutes Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3.    Pledged Securities.

(a)    Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Equity Interests and all payments made in respect of the Pledged Notes, to the extent not prohibited by the Credit Agreement, and to exercise all voting and corporate and other ownership (or other similar) rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which would materially impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b)    If an Event of Default shall occur and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its rights pursuant to this Section 6.3(b): (i) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights; (ii) the Collateral Agent shall have the right, without notice to any Grantor (where permitted by applicable Laws), any such notice being expressly waived by each Grantor, to transfer all or any portion of the Investment Property to its name or the name of its nominee or agent; and (iii) the Collateral Agent shall have the right, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations. In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein.

(c)    Each Grantor hereby authorizes and instructs each issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each such issuer shall be fully protected in so complying, and (ii) upon any such instruction following the occurrence and during the continuance of an Event of Default, pay any dividends or other payments with respect to the Investment Property, including Pledged Securities, directly to the Collateral Agent.

6.4.    Proceeds to be Turned Over to Collateral Agent.

In addition to the rights of the Secured Parties specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, cash equivalents, checks and other near-cash items shall, if requested in writing by the Collateral Agent, be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5.    Application of Proceeds. At such intervals as may be agreed upon by the Borrower and the Collateral Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of the net Proceeds (after deducting fees and reasonable out-of-pocket expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to the Collateral Agent, to pay incurred and unpaid fees and expenses of the Secured Parties under the Loan Documents;

Second, as set forth in Section 2.13(f) (Payments and Computations) of the Credit Agreement.

6.6.    Code and Other Remedies.

(a)    If an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable Laws or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by applicable Laws referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by applicable Laws, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable Laws) all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any Laws now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by applicable Laws, at least ten days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. To the extent permitted by applicable Laws, each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. To the extent permitted by applicable Laws, and so long as an Event of Default is continuing, the Collateral Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process.

(b)    The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Collateral Agent of any other amounts required by any provision of law, including Section 9-615(a) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable Laws, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by any Secured Party of any rights hereunder.

(c)    In the event of any disposition of any of the Intellectual Property, the goodwill of the business connected with and symbolized by any Trademarks subject to such disposition shall be included, and the applicable Grantor shall, to the extent commercially reasonable and feasible under the circumstances, supply the Collateral Agent or its designee with such Grantor’s know-how and expertise, and with documents and things embodying the same, relating to the manufacture, distribution, advertising and sale of products or the provision of services relating to any Intellectual Property subject to such disposition, and such Grantor’s customer lists and other records and documents relating to such Intellectual Property and to the manufacture, distribution, advertising and sale of such products and services.

6.7.    Private Sales, etc.

(a)    Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity Interests, by reason of certain prohibitions contained in the Securities Act, applicable state securities laws or other applicable Laws, and may be compelled to resort to one or more private sales thereof, including, without limitation, to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity Interests for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, under applicable state securities laws or other applicable Laws, even if such issuer would agree to do so.

(b)    Each Grantor agrees to use commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity Interests pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Secured Parties, that the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement or a defense of payment.

6.8.    Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any outside attorneys employed by any Secured Party to collect such deficiency.

6.9.    Deposit Accounts/Securities Accounts. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent may prevent withdrawals or other dispositions of funds in Deposit Accounts and Securities Accounts subject to control agreements or held with any Secured Party.

SECTION 7.    THE COLLATERAL AGENT.

7.1.    Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)    Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)    in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)    in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)    pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)    execute, in connection with any sale provided for in Section 6.6 or 6.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b)    If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to promptly comply therewith.

(c)    The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Revolving Loans that are Base Rate Loans under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)    Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2.    Duty of Collateral Agent. The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. Neither the Collateral Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from their own gross negligence or willful misconduct in breach of a duty owed to such Grantor.

7.3.    Execution of Financing Statements. Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable Laws, each Grantor authorizes the Collateral Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral, without the signature of such Grantor, in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described in this Agreement or as “all assets,” “all personal property” or words of similar effect, regardless of whether or not the Collateral includes all assets or all personal property of such Grantor, or such other description as the Collateral Agent, in its sole judgment, determines is necessary or advisable that is of an equal or lesser scope or with greater detail. A photographic or other reproduction of this Agreement shall, where permitted by applicable Laws, be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

7.4.    Authority of Collateral Agent. Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

7.5.    Appointment of Co-Collateral Agents. At any time or from time to time, in order to comply with any applicable requirement of law, the Collateral Agent may appoint another bank or trust company or one of more other Persons, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

SECTION 8.    MISCELLANEOUS.

8.1.    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Collateral Agent or the Administrative Agent, as applicable, subject to any consents required under Section 11.1 (Amendments, Waivers, Etc.) of the Credit Agreement; provided that any provision of this Agreement imposing obligations on any Grantor may be waived by the Collateral Agent or Administrative Agent, as applicable, in a written instrument executed by such Agent.

8.2.    Notices. All notices, requests and demands to or upon the Collateral Agent, Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.8 (Notices, Etc.) of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 8.2.

8.3.    No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4.    Enforcement Expenses; Indemnification.

(a)    Each Grantor agrees to pay or reimburse each Secured Party for its reasonable out-of-pocket costs and expenses incurred in collecting against such Grantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including the reasonable fees and disbursements of outside counsel to each Secured Party and outside counsel to the Collateral Agent and the Administrative Agent.

(b)    Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or Other Taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(c)    Each Grantor agrees to pay, and to hold the Secured Parties harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 11.4 (Indemnities) of the Credit Agreement.

(d)    The agreements in this Section shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5.    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their permitted successors and assigns; provided that, except as otherwise permitted by the Credit Agreement, no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent or the Administrative Agent, as applicable, and any attempted assignment without such consent shall be null and void.

8.6.    Set-Off. Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time, while an Event of Default shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to such Secured Party hereunder and claims of every nature and description of such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement or under any other Loan Document, as such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Grantor promptly of any such set-off and the application made by such Secured Party of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of set-off) which such Secured Party may have.

8.7.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission or telecopy shall be effective as delivery of a manually executed counterpart hereof.

8.8.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9.    Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10.    Integration. This Agreement, together with all of the other Loan Documents and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof. Delivery of an executed signature page of this Agreement shall be as effective as delivery of a manually executed counterpart hereof.

8.11.    APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

8.12.    Submission to Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a)    agrees that any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York sitting in New York County or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, except that the Collateral Agent or any of the Secured Parties may, in their sole discretion, bring legal action or proceedings in other appropriate jurisdictions with respect to the enforcement of its rights with respect to the Collateral. Each Grantor hereby irrevocably waives any right to any other jurisdiction to which it may be entitled on account of domicile, residence or otherwise and waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that such Grantor may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions;

(b)    consents and agrees to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to such Grantor at its address referred to in Section 8.2 or to the Borrower at its address specified in Section 8.2. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws;

(c)    agrees that nothing contained in this Section 8.12 shall affect the right of the Collateral Agent or any Secured Party to serve process in any other manner permitted by applicable Laws or commence legal proceedings or otherwise proceed against any Grantor in any other jurisdiction;

(d)    to the extent that such Grantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution of a judgment, execution or otherwise), hereby irrevocably waives such immunity in respect of its obligations hereunder; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages.

8.13.    Acknowledgments. Each Grantor hereby acknowledges that:

(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b)    no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

8.14.    Additional Grantors. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 7.11 (Additional Collateral and Guaranties) of the Credit Agreement shall become a Grantor and a Guarantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15.    Releases.

(a)    At such time as the Loans and the other Obligations that the Collateral Agent has been notified in writing are then due and payable shall have been paid in full, the Commitments under the Credit Agreement have been terminated or expired and each Letter of Credit issued under the Credit Agreement has been cash collateralized, back-stopped or secured to the satisfaction of the applicable Issuers or no longer outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, Collateral Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)    If any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Pledged Equity Interests in such Guarantor shall be sold or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Collateral Agent, at least three Business Days (or such lesser period permitted in writing by the Collateral Agent) prior to the date of the proposed release, a written request for such release identifying the relevant Guarantor and the terms of the relevant sale or other disposition in reasonable detail, including the price thereof and any expenses incurred in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

(c)    Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Collateral Agent, subject to such Grantor’s rights under Sections 9-509(d)(2) and 9-518 of the New York UCC.

8.16.    WAIVER OF JURY TRIAL. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

8.17.    Riders for Non-U.S. Jurisdictions.

(a)    Notwithstanding anything set out to the contrary in this Agreement or any other Loan Document to the contrary, the obligations and liabilities of J. Ray McDermott (Norway) AS under any provision of this Agreement or any other Loan Document to which it is a party shall not include any obligations or liabilities to the extent they would constitute unlawful financial assistance within the meaning of Section 8-7 and/or 8-10, cfr. Section 1-4, of the Norwegian Companies Act of 13 June 1997 no. 44, and the obligations and liabilities of J. Ray McDermott (Norway) AS under this Agreement or any other Loan Document only apply to the extent permitted by those provisions of the Norwegian Companies Act of 13 June 1997 no. 44.

(b)    The total liability of J. Ray McDermott (Norway) AS under this Agreement or any other Loan Document to which it is a party shall never exceed $1,000,000,000 plus interest thereon and fees, costs and expenses as set out in this Agreement or any other Loan Document.

(c)    Each Grantor of a security interest over Pledged Stock issued by a company incorporated in the Cayman Islands shall deliver to the Collateral Agent a duly executed and undated instrument of transfer in respect of such Pledged Stock at the times and in the manner stipulated in Schedule 7.14 to the Credit Agreement.

(d)    Regarding the guarantee contained in Section 2, each Guarantor hereby irrevocably waives any right to require a proceeding first against the Borrower or any other Person, any right to request the division of their payment obligation among the Guarantors and any right to request that collateral be foreclosed upon, however such rights may be denominated under the laws of any jurisdiction.

8.18.    Amendment and Restatement; Confirmation of Liens. This Agreement is an amendment and restatement of the Existing Pledge Agreement and supersedes the Existing Pledge Agreement in its entirety; provided, however, that (i) the execution and delivery of this Agreement shall not effect a novation of the Existing Pledge Agreement but shall be, to the fullest extent applicable, a modification, renewal, confirmation and extension of such Existing Pledge Agreement, and (ii) the Liens, security interests and other interests in the collateral as described in the Existing Pledge Agreement (the “Original Collateral”) granted under the Existing Pledge Agreement are and shall remain legal, valid, binding and enforceable with regard to such Original Collateral to the extent such Original Collateral is Collateral under this Agreement. Each Grantor party to the Existing Pledge Agreement hereby acknowledges and confirms the continuing existence and effectiveness of such Liens, security interests and other interests in such Original Collateral, and further agrees that the execution and delivery of this Agreement and the other Loan Documents shall not in any way release, diminish, impair, reduce or otherwise affect such Liens, security interests and other interests in such Original Collateral granted under the Existing Pledge Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Amended and Restated Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

MCDERMOTT INTERNATIONAL, INC. as Borrower

By:	/s/ Ty Lawrence
Name:	Ty Lawrence
Title:	Vice President, Treasurer and Investor Relations

Signature Page to Amended and Restated First Lien Pledge and Security Agreement

CHARTERING COMPANY (SINGAPORE) PTE. LTD.	MCDERMOTT (AMAZON CHARTERING), INC.
DEEPSEA (AMERICAS) LLC	MCDERMOTT ASIA PACIFIC PTE. LTD.
DEEPSEA (EUROPE) LIMITED	MCDERMOTT BLACKBIRD HOLDINGS, LLC
DEEPSEA (US) INCORPORATED	MCDERMOTT CASPIAN CONTRACTORS, INC.
DEEPSEA (UK) LIMITED	MCDERMOTT EASTERN HEMISPHERE, LTD.
DEEPSEA GROUP LIMITED	MCDERMOTT ENGINEERING, LLC
EASTERN MARINE SERVICES, INC.	MCDERMOTT FAR EAST INC.
HYDRO MARINE SERVICES, INC.	MCDERMOTT GULF OPERATING COMPANY, INC.
INTERNATIONAL VESSELS LTD	MCDERMOTT INTERNATIONAL INVESTMENTS CO., INC.
J RAY MCDERMOTT LOGISTIC SERVICES PRIVATE LIMITED	MCDERMOTT INTERNATIONAL TRADING CO., INC.
J. RAY HOLDINGS, INC.	MCDERMOTT INTERNATIONAL VESSELS, INC.
J. RAY MCDERMOTT (NORWAY), AS	MCDERMOTT MARINE CONSTRUCTION LIMITED
J. RAY MCDERMOTT (QINGDAO) PTE. LTD.	MCDERMOTT MIDDLE EAST, INC.
J. RAY MCDERMOTT CANADA HOLDING, LTD.	MCDERMOTT OFFSHORE SERVICES COMPANY, INC.
J. RAY MCDERMOTT CANADA, LTD.	MCDERMOTT OLD JV OFFICE, INC.
J. RAY MCDERMOTT ENGINEERING SERVICES PRIVATE LIMITED	MCDERMOTT OVERSEAS, INC.
J. RAY MCDERMOTT FAR EAST, INC.	MCDERMOTT SUBSEA ENGINEERING, INC.
J. RAY MCDERMOTT HOLDINGS, LLC	MCDERMOTT SUBSEA, INC.
J. RAY MCDERMOTT INTERNATIONAL, INC.	NORTH ATLANTIC VESSEL, INC.
J. RAY MCDERMOTT KAZAKHSTAN LIMITED LIABILITY PARTNERSHIP	OPI VESSELS, INC.
J. RAY MCDERMOTT SOLUTIONS, INC.	SPARTEC, INC.
J. RAY MCDERMOTT TECHNOLOGY, INC.
J. RAY MCDERMOTT UNDERWATER SERVICES, INC.

By:	/s/ Ty Lawrence
Name:	Ty Lawrence
Title:	Treasurer

Signature Page to Amended and Restated First Lien Pledge and Security Agreement

J. RAY MCDERMOTT, S.A.
MCDERMOTT, INC. MCDERMOTT FINANCE L.L.C.
MCDERMOTT INVESTMENTS, LLC

By:	/s/ Ty Lawrence
Name:	Ty Lawrence
Title:	Vice President and Treasurer

MCDERMOTT INTERNATIONAL MANAGEMENT, S. DE RL.

By:	/s/ Ty Lawrence
Name:	Ty Lawrence
Title:	Vice President, Treasurer and Investor Relations

Signature Page to Amended and Restated First Lien Pledge and Security Agreement

ELDRIDGE PTE. LTD.
J. RAY MCDERMOTT (LUXEMBOURG) S.A R.L.
J. RAY MCDERMOTT (NIGERIA) LIMITED
MCDERMOTT HOLDINGS (U.K.) LIMITED
MC DERMOTT INTERNATIONAL MARINE INVESTMENTS N.V. MC DERMOTT OVERSEAS INVESTMENT CO. N.V.
MCDERMOTT SERVIÇOS OFFSHORE DO BRASIL LTDA.
PT. BAJA WAHANA INDONESIA
SINGAPORE HUANGDAO PTE. LTD.
VARSY INTERNATIONAL N.V.

By:	/s/ Ty Lawrence
Name:	Ty Lawrence
Title:	Authorized Person

Signature Page to Amended and Restated First Lien Pledge and Security Agreement

J. RAY MCDERMOTT DE MEXICO, S.A. DE C.V.
MCDERMOTT MARINE MEXICO, S.A. DE C.V.
SERVICIOS DE FABRICACION DE ALTIMIRA, S.A. DE C.V.
SERVICIOS PROFESIONALES DE ALTIMIRA, S.A. DE C.V.

By:	/s/ Ty Lawrence
Name:	Ty Lawrence
Title:	Attorney-in-Fact

Signature Page to Amended and Restated First Lien Pledge and Security Agreement

Executed as a Deed by
J. RAY MCDERMOTT INTERNATIONAL VESSELS, LTD.

By:	/s/ Ty Lawrence
Name:	Ty Lawrence
Title:	Treasurer

Witnessed

By:	/s/ Kimberly J. Wolford
Name:	Kimberly J. Wolford
Title:	Assistant Secretary

Executed as a Deed by
MCDERMOTT CAYMAN LTD.

By:	/s/ Ty Lawrence
Name:	Ty Lawrence
Title:	Treasurer

Witnessed

By:	/s/ Kimberly J. Wolford
Name:	Kimberly J. Wolford
Title:	Assistant Secretary

Executed as a Deed by
OFFSHORE PIPELINES INTERNATIONAL, LTD.

By:	/s/ Ty Lawrence
Name:	Ty Lawrence
Title:	Treasurer

Witnessed

By:	/s/ Kimberly J. Wolford
Name:	Kimberly J. Wolford
Title:	Assistant Secretary

Signature Page to Amended and Restated First Lien Pledge and Security Agreement

Executed by McDermott Australia Pty. Ltd. ACN 002 736 352 acting by the following persons or, if the seal is affixed, witnessed by the following persons in accordance with s127 of the Corporations Act 2001:

/s/ Hugh John Cuthbertson	/s/ G. Deacon Powell
Signature of director	Signature of director/company secretary

Hugh John Cuthbertson	G. Deacon Powell
Name of director (print)	Name of director/company secretary (print)

Executed by J. Ray McDermott (Aust.) Holding Pty Limited ACN 002 797 668 acting by the following persons or, if the seal is affixed, witnessed by the following persons in accordance with s127 of the Corporations Act 2001:

/s/ Hugh John Cuthbertson	/s/ G. Deacon Powell
Signature of director	Signature of director/company secretary

Hugh John Cuthbertson	G. Deacon Powell
Name of director (print)	Name of director/company secretary (print)

Signature Page to Amended and Restated First Lien Pledge and Security Agreement

Crédit Agricole Corporate and Investment Bank, as Administrative Agent and Collateral Agent

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

By:	/s/ Page Dillehunt
Name:	Page Dillehunt
Title:	Managing Director

Signature Page to Amended and Restated First Lien Pledge and Security Agreement